Exhibit (q)
John Hancock Funds II
John Hancock Funds II, LLC
POWER OF ATTORNEY
     I do hereby constitute and appoint David D. Barr, John J. Danello, Kinga Kapuscinski, Nicholas J. Kolokithas, Thomas Kinzler, Charles Rizzo, Betsy Anne Seel, Christopher Sechler, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Funds II (the “Trust”), or in the event of the conversion of the Trust, pursuant to a Plan of Conversion and the provisions of Section 18-214 of the Delaware Limited Liability Company Act, to a Delaware limited liability company to be known as John Hancock Funds II, LLC (the “Company”) to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, post-effective amendments to the Trust’s, or the Company’s, registration statement on Form N-1A (File No. 333-126293, 811-21779); and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Name	Signature	Title	Date

Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee / Director*	**

James R. Boyle	/s/ James R. Boyle	Trustee / Director*	**

Peter S. Burgess	/s/ Peter S. Burgess	Trustee / Director*	**

Grace K. Fey	/s/ Grace K. Fey	Trustee / Director*	**

Theron Steeley Hoffman	/s/ Theron Steeley Hoffman	Trustee / Director*	**

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee / Director*	**

James M. Oates	/s/ James M. Oates	Trustee / Director*	**

Steven M. Roberts	/s/ Steven M. Roberts	Trustee / Director*	**

*	Trustee of John Hancock Funds II / Director of John Hancock Funds II, LLC

**	December 17, 2009